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                                                                   Exhibit 23.01


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 1999, except for Note 4 and Note 11, which are as of February 16, 1999, relating to the financial statements and financial statement schedule, which appears in Corning Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998.



                                            /s/ PricewaterhouseCoopers LLP
                                            PRICEWATERHOUSE COOPERS LLP


New York, New York
January 24, 2000